Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES SECOND QUARTER 2017 OPERATING RESULTS

BRENTWOOD, Tenn. (August 9, 2017) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its operating and financial results for the three and six months ended June 30, 2017.

Net operating revenues for the three months ended June 30, 2017 increased $0.4 million to $530.1 million, compared to $529.7 million for the same period in 2016. Net operating revenues for the quarter were negatively impacted by a decrease of $18.2 million from the four hospitals divested in December 2016 and in the first half of 2017, and a decrease of $11.3 million resulting from the Company’s inability to accrue in the 2017 period for the California Hospital Quality Assurance Fee (“HQAF”) program revenues for the 2017 to 2019 program period pending approval by Centers for Medicare & Medicaid Services (“CMS”). Excluding these amounts in both periods, net operating revenues increased $29.9 million for the three months ended June 30, 2017 compared to the same period in 2016, primarily due to favorable volume and rate variances and a decrease in the provision for bad debts. Net loss attributable to Quorum Health Corporation for the three months ended June 30, 2017 was $(30.6) million, or $(1.09) per share, compared to $(245.1) million, or $(8.63) per share, for the same period in 2016. The net loss for the three months ended June 30, 2017 was impacted by an $8.6 million decrease, net of provider taxes, related to the California HQAF program and $12.9 million of impairment charges related to the ten hospitals identified for potential divestiture. The Company’s 2016 results for the same period included $250.4 million of impairment charges. On a same-facility basis, as defined in footnote (j), the Company’s operating results for the three months ended June 30, 2017 reflect a 1.5% decrease in admissions and a 0.2% decrease in adjusted admissions compared to the same period in 2016. Excluding the four divested hospitals and ten hospitals intended for divestiture, admissions and adjusted admissions increased 1.5% and 2.6%, respectively, for these same periods.

Adjusted EBITDA for the three months ended June 30, 2017 was $34.4 million, compared to $29.2 million for the same period in 2016. Adjusted EBITDA was negatively impacted by the Company’s inability to accrue for the California HQAF program in the 2017 period, as stated above. Adjusted EBITDA for the three months ended June 30, 2016 included $8.6 million related to this program. The divested hospitals negatively impacted EBITDA by $4.7 million and $6.1 million for the three months ended June 30, 2017 and 2016, respectively. As a result, Adjusted EBITDA, Adjusted for Divestitures, was $39.1 million and $35.3 million for the three months ended June 30, 2017 and 2016, respectively.

Net operating revenues for the six months ended June 30, 2017 decreased $21.5 million to $1,057.8 million, compared to $1,079.3 million for the same period in 2016. Net operating revenues decreased $31.5 million related to the divested hospitals and decreased $22.3 million due to the inability to accrue revenues related to the California HQAF program, as discussed above. Excluding these amounts, net operating revenues of the remaining hospitals increased $32.3 million for the six months ended June 30, 2017 compared to the same period in 2016, primarily due to favorable volume and rate variances and a decrease in the provision for bad debts. Net loss attributable to Quorum Health Corporation for the six months ended June 30, 2017 was $(58.2) million, or $(2.08) per share, compared to $(250.1) million, or $(8.80) per share, for the same period in 2016. The 2017 period included impairment charges of $16.2 million related to hospitals held for sale or identified for potential divestiture and a net gain of $5.2 million on the sale of hospitals. The 2016 period included $250.4 million of impairment charges mentioned above, $16.9 million in revenues, net of provider taxes, related to the California HQAF program and $4.9 million of transaction costs related to the Spin-off. On a same-facility basis, the Company’s operating results for the six months ended June 30, 2017 reflect a 1.8% decrease in admissions and a 0.5% decrease in adjusted admissions compared to the same period in 2016. Excluding divested hospitals and hospitals intended for divestiture, admissions and adjusted admissions increased 0.4% and 1.4%, respectively, for these same periods.

Adjusted EBITDA for the six months ended June 30, 2017 was $60.6 million, compared to $85.5 million for the same period in 2016. Adjusted EBITDA was negatively impacted by the Company’s inability to accrue for the California HQAF program in the 2017 period, as stated above. Adjusted EBITDA for the six months ended June 30, 2016 included $16.9 million related to this program. The two hospitals divested in December 2016, in addition to the two hospitals divested in 2017, negatively impacted EBITDA by $6.7 million and $9.4 million for the six months ended June 30, 2017 and 2016, respectively. As a result, Adjusted EBITDA, Adjusted for Divestitures, was $67.2 million and $94.9 million for the six months ended June 30, 2017 and 2016, respectively. The Company had combined proceeds from these four divestitures of $34.0 million, of which $22.4 million was utilized to pay down the Company’s term loan under its credit facility.

QHC Announces Second Quarter 2017 Results

August 9, 2017

Commenting on the results, Thomas D. Miller, president and chief executive officer of Quorum Health Corporation, said, “We believe the second quarter results demonstrate our commitment to improve operations. Our strategy to divest underperforming hospitals will improve our financial position. Our plan is to complete additional divestitures during the third quarter resulting in continued reductions in debt levels. We believe our financial operations will also benefit from improvements in billing and collections processes, resulting from our focused efforts in this area. We have dedicated our remaining core markets to quality and the expansion of service capabilities to improve volume growth and enhance profitability.”

Financial Outlook

The Company’s updated financial outlook for the year ending December 31, 2017 is discussed below. These projections update selected guidance issued on March 29, 2017 and are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. The 2017 guidance should be considered in conjunction with the assumptions included herein. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The Company expects net operating revenues for the year ending December 31, 2017 to range from $2.050 billion to $2.100 billion. The Company expects Adjusted EBITDA for the year ending December 31, 2017 to range from $150 million to $170 million and Adjusted EBITDA, Adjusted for Potential Divestitures to range from $170 million to $190 million. The guidance gives effect to: (i) divestitures and potential divestitures stated above, (ii) the approval of the California Department of Health Care Services’ HQAF Program by CMS, which we estimate to be approved in the fourth quarter of 2017 at approximately $21 million, approximately $13 million less than 2016, (iii) the reduction of approximately $7 million in electronic health records incentives earned in 2017 compared to the 2016 amounts, (iv) the inclusion of approximately $10 million to $13 million of non-cash stock-based compensation and other non-cash benefits expense and approximately $25 million to $26 million of non-cash insurance expense, and (v) no estimate for the effects of any changes to the Affordable Care Act. Adjusted EBITDA, Adjusted for Potential Divestitures includes the same assumptions above, in addition to excluding the negative EBITDA of the potential divestitures from the beginning of the year. A reconciliation of the Company’s projected 2017 Adjusted EBITDA, and Adjusted EBITDA, Adjusted for Potential Divestitures, each a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation.

In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, income tax expense (benefit) and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of June 30, 2017, the Company owned or leased 34 hospitals in rural and mid-sized markets located across 16 states and licensed for 3,168 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Thursday, August 10, 2017, 10:00 a.m. Central time, 11:00 a.m. Eastern, to review operating and financial results for the three and six months ended June 30, 2017. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.quorumhealth.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) are available on the Company’s website at www.quorumhealth.com.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended June 30,
	2017		2016
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$585,215		$598,163
Provision for bad debts	55,069		68,426
Net operating revenues	530,146	100.0%	529,737	100.0%
Operating costs and expenses:
Salaries and benefits	265,309	50.0%	264,886	50.0%
Supplies	64,112	12.1%	64,136	12.1%
Other operating expenses (a)	157,613	29.8%	163,185	30.8%
Depreciation and amortization	20,586	3.9%	31,463	5.9%
Rent	12,152	2.3%	12,545	2.4%
Electronic health records incentives earned	(1,777)	(0.3)%	(4,247)	(0.8)%
Legal, professional and settlement costs	3,934	0.7%	5,447	1.0%
Impairment of long-lived assets and goodwill	12,900	2.4%	250,400	47.3%
Loss (gain) on sale of hospitals, net	(4,321)	(0.8)%	—	—%
Transaction costs related to the Spin-off	—	—%	1,177	0.2%
Total operating costs and expenses	530,508	100.1%	788,992	148.9%
Income (loss) from operations	(362)	(0.1)%	(259,255)	(48.9)%
Interest expense, net	30,458	5.7%	29,276	5.6%
Income (loss) before income taxes	(30,820)	(5.8)%	(288,531)	(54.5)%
Provision for (benefit from) income taxes	(245)	—%	(44,565)	(8.4)%
Net income (loss) (b)	(30,575)	(5.8)%	(243,966)	(46.1)%
Less: Net income (loss) attributable to noncontrolling interests	55	—%	1,095	0.2%
Net income (loss) attributable to Quorum Health Corporation	$(30,630)	(5.8)%	$(245,061)	(46.3)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (c)	$(1.09)		$(8.63)
Weighted-average shares outstanding:
Basic and diluted (d)	28,145,215		28,412,720

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Six Months Ended June 30,
	2017		2016
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$1,173,160		$1,212,647
Provision for bad debts	115,374		133,359
Net operating revenues	1,057,786	100.0%	1,079,288	100.0%
Operating costs and expenses:
Salaries and benefits	529,911	50.1%	521,748	48.3%
Supplies	127,934	12.1%	127,797	11.8%
Other operating expenses (a)	321,037	30.4%	327,648	30.5%
Depreciation and amortization	42,706	4.0%	62,620	5.8%
Rent	24,254	2.3%	25,094	2.3%
Electronic health records incentives earned	(4,229)	(0.4)%	(8,455)	(0.8)%
Legal, professional and settlement costs	4,469	0.4%	5,688	0.5%
Impairment of long-lived assets and goodwill	16,200	1.5%	250,400	23.2%
Loss (gain) on sale of hospitals, net	(5,191)	(0.5)%	—	—%
Transaction costs related to the Spin-off	31	—%	4,912	0.5%
Total operating costs and expenses	1,057,122	99.9%	1,317,452	122.1%
Income (loss) from operations	664	0.1%	(238,164)	(22.1)%
Interest expense, net	57,988	5.5%	56,728	5.2%
Income (loss) before income taxes	(57,324)	(5.4)%	(294,892)	(27.3)%
Provision for (benefit from) income taxes	456	0.1%	(46,239)	(4.3)%
Net income (loss) (b)	(57,780)	(5.5)%	(248,653)	(23.0)%
Less: Net income (loss) attributable to noncontrolling interests	411	—%	1,410	0.2%
Net income (loss) attributable to Quorum Health Corporation	$(58,191)	(5.5)%	$(250,063)	(23.2)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (c)	$(2.08)		$(8.80)
Weighted-average shares outstanding:
Basic and diluted (d)	27,977,738		28,412,389

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED AND COMBINED SELECTED OPERATING DATA

	Three Months Ended June 30,
	2017	2016	Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	3,168	3,579	(411)	(11.5)%
Admissions (f)	22,270	23,618	(1,348)	(5.7)%
Adjusted admissions (g)	55,634	58,942	(3,308)	(5.6)%
Emergency room visits (h)	167,575	182,301	(14,726)	(8.1)%
Medicare case mix index (i)	1.43	1.38	0.05	3.6%

Same-facility: (j)
Number of licensed beds at end of period (e)	3,168	3,168	—	—%
Admissions (f)	22,270	22,617	(347)	(1.5)%
Adjusted admissions (g)	55,634	55,730	(96)	(0.2)%
Emergency room visits (h)	167,575	171,779	(4,204)	(2.4)%
Medicare case mix index (i)	1.41	1.39	0.02	1.4%

	Six Months Ended June 30,
	2017	2016	Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (e)	3,168	3,579	(411)	(11.5)%
Admissions (f)	45,926	48,610	(2,684)	(5.5)%
Adjusted admissions (g)	112,501	118,746	(6,245)	(5.3)%
Emergency room visits (h)	340,514	367,235	(26,721)	(7.3)%
Medicare case mix index (i)	1.41	1.37	0.04	2.9%

Same-facility: (j)
Number of licensed beds at end of period (e)	3,168	3,168	—	—%
Admissions (f)	45,708	46,550	(842)	(1.8)%
Adjusted admissions (g)	111,763	112,346	(583)	(0.5)%
Emergency room visits (h)	338,464	345,973	(7,509)	(2.2)%
Medicare case mix index (i)	1.40	1.38	0.02	1.4%

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$22,405	$25,455
Patient accounts receivable, net of allowance for doubtful accounts of $340,197 and $360,796 at June 30, 2017 and December 31, 2016, respectively	409,217	380,685
Inventories	54,269	58,124
Prepaid expenses	27,641	23,028
Due from third-party payors	97,172	116,235
Current assets of hospitals held for sale	5,813	1,502
Other current assets	48,329	57,942
Total current assets	664,846	662,971
Property and equipment, at cost	1,436,407	1,519,975
Less: Accumulated depreciation and amortization	(724,929)	(786,075)
Total property and equipment, net	711,478	733,900
Goodwill	409,781	416,833
Intangible assets, net	77,694	84,982
Long-term assets of hospitals held for sale	14,381	6,851
Other long-term assets	109,321	88,833
Total assets	$1,987,501	$1,994,370
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,649	$5,683
Accounts payable	170,862	169,684
Accrued liabilities:
Accrued salaries and benefits	94,381	98,803
Accrued interest	10,142	19,915
Due to third-party payors	38,881	42,537
Current liabilities of hospitals held for sale	1,391	492
Other current liabilities	47,163	53,268
Total current liabilities	364,469	390,382
Long-term debt	1,284,721	1,241,142
Deferred income tax liabilities, net	31,729	31,474
Other long-term liabilities	141,756	108,996
Total liabilities	1,822,675	1,771,994
Redeemable noncontrolling interests	5,614	6,807
Equity:
Quorum Health Corporation stockholders' equity:
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 30,297,524 shares issued and outstanding at June 30, 2017, and 29,482,050 shares issued and outstanding at December 31, 2016	3	3
Additional paid-in capital	541,774	537,911
Accumulated other comprehensive income (loss)	(2,518)	(2,760)
Accumulated deficit	(392,217)	(334,026)
Total Quorum Health Corporation stockholders' equity	147,042	201,128
Nonredeemable noncontrolling interests	12,170	14,441
Total equity	159,212	215,569
Total liabilities and equity	$1,987,501	$1,994,370

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net income (loss)	$(30,575)	$(243,966)	$(57,780)	$(248,653)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,586	31,463	42,706	62,620
Non-cash interest expense	700	729	1,430	729
Provision for (benefit from) deferred income taxes	(346)	(47,451)	255	(47,451)
Stock-based compensation expense	2,531	1,897	5,328	1,897
Impairment of long-lived assets and goodwill	12,900	250,400	16,200	250,400
Loss (gain) on sale of hospitals, net	(4,321)	—	(5,191)	—
Changes in reserves for self-insurance claims, net of payments	7,042	8,901	11,254	16,891
Changes in reserves for legal, professional and settlement costs, net of payments	—	4,642	(3,651)	4,642
Other non-cash expense (income), net	47	(33)	5	(587)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	(13,186)	4,911	(30,349)	(7,211)
Due from and due to third-party payors, net	4,366	(6,538)	15,407	5,355
Inventories, prepaid expenses and other current assets	8,942	5,103	(7,732)	2,277
Accounts payable and accrued liabilities	(36,773)	36,072	1,292	29,129
Long-term assets and liabilities, net	606	(9,334)	1,871	(8,845)
Net cash provided by (used in) operating activities	(27,481)	36,796	(8,955)	61,193

Cash flows from investing activities:
Capital expenditures for property and equipment	(15,925)	(20,367)	(39,142)	(33,207)
Capital expenditures for software	(1,663)	(1,278)	(3,169)	(3,804)
Acquisitions, net of cash acquired	(1,887)	—	(1,887)	—
Proceeds from the sale of hospitals	15,874	—	20,156	—
Other investing activities	—	492	—	1,402
Net cash provided by (used in) investing activities	(3,601)	(21,153)	(24,042)	(35,609)

Cash flows from financing activities:
Borrowings (repayments) of revolving credit facilities, net	(28,000)	—	50,000	—
Borrowings of long-term debt	72	1,255,500	72	1,255,520
Repayments of long-term debt	(4,738)	(3,188)	(11,847)	(4,277)
Increase (decrease) in Due to Parent, net	—	31,669	—	25,183
Payments of debt issuance costs	(2,891)	(28,003)	(2,938)	(28,003)
Cash paid to Parent related to the Spin-off	—	(1,217,336)	—	(1,217,336)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(461)	27	(1,489)	27
Cash distributions to noncontrolling investors	(37)	(163)	(3,851)	(2,647)
Purchases of shares from noncontrolling investors	—	—	—	(12)
Net cash provided by (used in) financing activities	(36,055)	38,506	29,947	28,455

Net change in cash and cash equivalents	(67,137)	54,149	(3,050)	54,039
Cash and cash equivalents at beginning of period	89,542	996	25,455	1,106
Cash and cash equivalents at end of period	$22,405	$55,145	$22,405	$55,145

For footnotes, see pages 8-10.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services implemented the HQAF program, imposing a fee on certain general and acute care California hospitals. Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients. Under the most recent phase of the program, covering the period January 2014 through December 2016, the Company recognized $11.3 million of net operating revenues less $2.7 million of provider taxes for the three months ended June 30, 2016. The Company recognized $22.3 million of net operating revenues less $5.4 million of provider taxes for the six months ended June 30, 2016. There were no comparative amounts recorded in the 2017 periods, as discussed below.

In November 2016, California voters approved a state constitutional amendment measure that extends indefinitely the statute that imposes fees on California hospitals seeking federal matching funds. However, the current program expired on December 31, 2016 and CMS has not approved a new program. Consistent with the first four phases of the HQAF program, the Company does not recognize any revenues under the new program until CMS completes the approval process. HQAF funding levels are based in part on Medi-Cal utilization. As a result, changes in coverage of individuals under the Medi-Cal program could affect the revenues and cash flows related to the Company’s California hospitals under future phases of the HQAF program. Accordingly, the Company is unable to predict the ultimate amount of revenues and cash flows its California hospitals may receive from or the timing of CMS’ approval of the extended HQAF program, including its impact on the Company’s 2017 quarterly or full year net operating results. The Company has included an estimated amount in its 2017 projections based on currently available and historical information.

(b)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals and transaction costs related to the Spin-off. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further retrospectively adjusted to exclude the effect of EBITDA of hospitals divested in December 2016 and in 2017. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated and combined financial statements for the respective periods (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss)	$(30,575)	$(243,966)	$(57,780)	$(248,653)
Interest expense, net	30,458	29,276	57,988	56,728
Provision for (benefit from) income taxes	(245)	(44,565)	456	(46,239)
Depreciation and amortization	20,586	31,463	42,706	62,620
EBITDA	20,224	(227,792)	43,370	(175,544)
Legal, professional and settlement costs	3,934	5,447	4,469	5,688
Impairment of long-lived assets and goodwill	12,900	250,400	16,200	250,400
Loss (gain) on sale of hospitals, net	(4,321)	—	(5,191)	—
Transaction costs related to the Spin-off	—	1,177	31	4,912
Post-spin headcount reductions	1,693	—	1,693	—
Adjusted EBITDA	34,430	29,232	60,572	85,456
Negative EBITDA of divested hospitals	4,716	6,060	6,652	9,427
Adjusted EBITDA, Adjusted for Divestitures	$39,146	$35,292	$67,224	$94,883
(c)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(1.09)	$(8.63)	$(2.08)	$(8.80)
Adjustments:
Legal, professional and settlement costs	0.14	0.16	0.16	0.17
Impairment of long-lived assets and goodwill	0.45	7.46	0.58	7.43
Loss (gain) on sale of hospitals, net	(0.15)	—	0.02	—
Transaction costs related to the Spin-off	—	0.04	—	0.15
Post-spin headcount reductions	0.06	—	0.06	—
Net operating losses of divested hospitals	0.17	0.15	0.24	0.28
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.42)	$(0.82)	$(1.02)	$(0.77)

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QHC Announces Second Quarter 2017 Results

August 9, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(d)

For comparative purposes, the Company used 28,412,054 shares as the number of weighted-average shares to calculate basic and diluted earnings per share for periods prior to the Spin-off. This number represents the number of shares issued on the Spin-off date. Due to the net loss attributable to Quorum Health Corporation in the three and six months ended June 30, 2017, no incremental shares are included in diluted earnings per share for this period, because the effect of the incremental shares would be anti-dilutive. No incremental shares were considered for any periods prior to the Spin-off.

(e)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(f)	Admissions represent the number of patients admitted for inpatient services.
(g)	Adjusted admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(h)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(i)

Medicare case mix index is a relative value assigned to a diagnosis-related group of inpatients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(j)

Same-facility financial and operating data includes hospitals that are owned and leased during all periods. Same-facility operating results have been adjusted to exclude the operating results of Sandhills Regional Medical Center, Barrow Regional Medical Center and Cherokee Medical Center which were sold on December 1, 2016, December 31, 2016 and March 31, 2017, respectively. Same-facility operating results includes the operating results of Trinity Hospital of Augusta, since this hospital was not sold until June 30, 2017.

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QHC Announces Second Quarter 2017 Results

August 9, 2017

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•

risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

•	the ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•	the ability to achieve the anticipated benefits of the Spin-off;
•

the impact of significant changes to the Affordable Care Act, its implementation or its interpretation, efforts to repeal the Affordable Care Act, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

the success and long-term viability of healthcare insurance exchanges, which may be impacted by whether a sufficient number of payors participate, as well as the impact of the 2016 federal elections on the Affordable Care Act;

•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;
•	demographic changes;
•	the failure to comply with governmental regulations;
•

the impact of certain outsourcing functions, and the ability of Community Health Systems, Inc., as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•

the potential adverse impact of known and unknown government investigations, internal investigations, investor demands for investigation, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder litigation against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•

the ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in reimbursement rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments;

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QHC Announces Second Quarter 2017 Results

August 9, 2017

•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•

the efforts of healthcare insurers, providers and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•

the Company’s ongoing ability to demonstrate meaningful use of certified electronic health records technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;
•	competition;
•	the ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	changes in medical or other technology;
•	changes in U.S. generally accepted accounting principles, including the impact of adopting newly issued accounting standards;
•	the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;
•

the ability to successfully make acquisitions or complete divestitures and the timing thereof, the ability to complete any such acquisitions or divestitures on desired terms or at all, and the ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact of seasonal or severe weather conditions or earthquakes;
•	the ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance;
•	the effects related to outbreaks of infectious diseases;
•	the impact of external, criminal cyber-attacks or security breaches;
•	the ability to manage effectively the Company’s arrangements with third-party vendors for key non-clinical business functions and services;
•	the ability to maintain certain accreditations at the Company’s existing facilities and any future facilities the Company may acquire; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although the Company believes that these forward-looking statements are based upon reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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